EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

The St. Paul Travelers Companies, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 regarding the St. Paul Travelers Deferred Compensation Plan and The St. Paul Travelers Companies, Inc. Deferred Compensation Plan for Non-Employee Directors (the “Plans”) of our reports dated January 29, 2004, with respect to the consolidated balance sheets of The St. Paul Companies, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders’ equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2003 and related schedules I through V, which reports appear in the December 31, 2003 annual report on Form 10-K of The St. Paul Companies, Inc.  Our reports refer to changes in the Company’s methods of accounting for derivative instruments and hedging activities, business combinations, goodwill and other intangible assets, and variable interest entities.

We also consent to the incorporation by reference in the registration statement on Form S-8 regarding the Plans of our report, dated January 28, 2004, with respect to the consolidated balance sheets of Travelers Property Casualty Corp. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income (loss), changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of Travelers Property Casualty Corp. and was incorporated by reference in the Form 8-K/A of The St. Paul Travelers Companies, Inc. filed with the Securities and Exchange Commission on April 23, 2004.  Our report refers to changes in the methods of accounting for goodwill and other intangible assets in 2002 and accounting for derivative instruments and hedging activities and for securitized financial assets in 2001.

/s/ KPMG LLP
KPMG LLP

Minneapolis, Minnesota

December 3, 2004